UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01.    Regulation FD Disclosure.

On June 15, 2015, the Company provided an update to its corporate presentation. The presentation is currently available on the Company’s website and filed herewith as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

By filing this Current Report on Form 8-K and furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of Item 7.01 in this report or the presentation attached hereto as Exhibit 99.1. The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Item, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The Company cautions you that the presentation attached hereto as Exhibit 99.1 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, as amended. Statements in this presentation that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things: references to royalty revenues from the sale of Vitaros® in various countries by the Company's commercial partners; the planned launch of Vitaros in Italy and other countries; the planned production of the required 12-month stability data and the expected timing of approval in Europe for the Vitaros room temperature device; the expected timing of top-line data for the Phase 2a clinical trial of RayVa™; the planned commencement of clinical trials for fispemifene and an approved pathway for RayVa and fispemifene; the potential to receive priority review on RayVa and the potential timing of any NDA submission; the timing and success of current and planned clinical trials; the size of the commercial opportunity for Vitaros, RayVa and fispemifene and the potential for such products to achieve commercial success; the potential for a US development program for Vitaros; the opportunity of potential indications for fispemifene; the expected funding under the credit facility of a second term loan subject to initiation of a Phase 2 development program for fispemifene; the planned out-license of Vitaros and RayVa; the timing of patent expirations and potential for additional patent protection; and the Company's 2015 financial outlook, including cash projections. Actual results could differ from those projected in any forward-looking statements due to a variety of reasons that are outside the control of the Company, including, but not limited to: its ability to further develop its product Vitaros for the treatment of erectile dysfunction, such as the room temperature version of Vitaros, and its product candidates RayVa for the treatment of Raynaud’s phenomenon and fispemifene for the treatment of secondary hypogonadism, chronic prostatitis and lower urinary tract symptoms in men, as well as the timing of such events; the Company's ability to successfully carry out and complete clinical studies for RayVa and fispemifene, as well as the timing and success of the results of such studies; feedback received from regulatory agencies, such as the FDA, on the development of the Company's product candidates; the Company's dependence on its commercial partners to carry out the commercial launch or grow sales of Vitaros in various territories, such as Majorelle in France, Takeda in the United Kingdom, Sandoz in Sweden, Germany and Belgium and Recordati in Spain, and the potential for delays in the timing of commercial launches in additional countries; competition in the erectile dysfunction market and other markets in which the Company and its partners operate; the Company's ability to obtain and maintain intellectual property protection for Vitaros, RayVa, fispemifene or any other product candidates; the Company's ability to raise additional funding that it may need to continue to pursue its commercial and business development plans; the Company's ability to draw the second term loan under the credit facility when expected, or at all, including the Company's failure to meet the conditions required to draw under the loan and security agreement; the Company's ability to remain in compliance with the terms and restrictions under the credit facility; the Company's ability to access additional capital under the equity facility; the Company's ability to obtain the requisite governmental approval for the room temperature version of Vitaros, RayVa and fispemifene; and market conditions. These forward-looking statements are made as of the date of this presentation, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC’s website at www.sec.gov or without charge from the Company.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Corporate Presentation, dated June 15, 2015

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: June 15, 2015	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

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